SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) March 30, 1996
                                                     -----------------
                      Commission File Number 1-6392
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                PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
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         (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                    02-018150
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     (State of other jurisdiction of          (I.R.S Employer
      incorporation or organization)         Identification No.)


     1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE          03105
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      (Address of principal executive officers)        (Zip Code)


                          (603) 669-4000
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         (Registrant's telephone number, including area code)


                          Not Applicable
                          --------------
      (Former name of former address, if changed since last report)

Item 5.  Other Events

1.   Nuclear Operations

     On March 30, 1996, Millstone 3, a 1154-MW pressurized-water reactor that is jointly owned by The Connecticut Light and Power Company ("CL&P") (52.93%), Western Massachusetts Electric Company ("WMECO") (12.24%), Public Service Company of New Hampshire ("PSNH") (2.85%) and other New England utilities, was shut down by the licensee following an engineering evaluation which determined that four safety-related valves would not be able to perform
their design function during certain postulated events.   On April 4, 1996,
the U. S. Nuclear Regulatory Commission ("NRC") issued a letter to Northeast Utilities Service Company ("Company") requesting that it submit, no later than 7 days prior to restart of the unit, information describing the actions taken to ensure that future operation of Millstone 3 will be conducted in accordance with the terms and conditions of its operating license, NRC regulations, and the plant's Updated Final Safety Analysis Report (collectively, "Applicable Requirements"). The letter also requires that certain specific technical issues be resolved to the NRC's satisfaction prior to restarting the unit.

     The NRC's most recent letter concerning Millstone 3 supersedes an earlier letter, dated March 7, 1996, pursuant to which the NRC had requested information within 30 days regarding the plans and schedule for ensuring that the future operation of the unit would be conducted in accordance with the Applicable Requirements. The NRC's April 4, 1996 letter indicates that since the earlier letter, it has identified programmatic issues and design deficiencies at Millstone 3 that are similar in nature to those previously identified at Millstone 1 and 2, and therefore is now seeking information for Millstone 3 comparable to that requested previously for those other two units, referred to below and further described in NU's, CL&P's, WMECO's, and PSNH's 1995 Form 10-K at "Item 1. Business - Electric Operations - Nuclear Generation." ("1995 Form 10-K").

     Millstone 3 was designed and constructed more recently than Millstone 1 and 2 under more stringent licensing requirements. Therefore, the Company believes that preparation of its response to the NRC's request for information regarding Millstone 3 should not be as difficult or time-
consuming as that for those earlier vintage units.   However, management
cannot, at this time, predict the duration of the process for preparing the necessary response, the NRC's reaction to the response or the expected date that Millstone 3 will return to service.

     While Millstone 3 is out of service, CL&P, WMECO and PSNH will incur aggregate incremental replacement power costs estimated at $7 to 9 million per month.

     Millstone 1, a 660-MW boiling-water reactor owned 81% by CL&P and 19% by WMECO, began a planned 49-day refueling and maintenance outage on November 4, 1995. That outage was subsequently extended to the second quarter of 1995 to complete weld overlay repairs on the reactor recirculation system and to respond to a December 13, 1995 letter from the NRC requesting information for Millstone 1, as described in the 1995 Form 10-K.

     On February 21, 1996, Millstone 2, a 870-MW pressurized-water reactor also owned 81% by CL&P and 19% by WMECO, was shut down as a result of an engineering evaluation that determined that some valves could be inoperable in certain emergency scenarios. Management decided at that time to combine this unscheduled outage with a mid-cycle inspection outage previously scheduled to begin in mid-April. At the time of the decision, management expected the unit to return to service in April. On March 7, 1996, the NRC issued to the Company a letter requesting information similar to that being sought for Millstone 1 and 3. At that time, the Company expected to be able to respond to this letter in April.

     It now appears that the necessary work to respond to the NRC's letters for both Millstone 1 and 2 will not be completed until approximately August of 1996. The NRC has required that this information be submitted no later than 7 days prior to returning these units to operation. Since the NRC will carefully review these responses before agreeing that the units should return to operation, the NRC may require more than the 7 day period to conduct its review. Management cannot predict at this time how long the NRC's review will take or what additional actions, if any, the NRC will take with respect to restart of Millstone 1 and 2 or any other matter following submittal of the Company's responses.

     While these units are out of service, CL&P and WMECO will incur aggregate incremental replacement power costs estimated at $6 to 8 million per month and $8 to 10 million per month for Millstone 1 and Millstone 2, respectively.

     In addition to the costs of replacement power, there are and will be incremental direct costs incurred to address issues raised by the NRC relative to Millstone Station. These costs are presently estimated in the tens of millions of dollars for each of Millstone 1 and 2 and could, because it is a newer unit, be less for Millstone 3. Recovery of costs related to these outages will likely be subject to prudence reviews by the Connecticut Department of Public Utility Control ("DPUC"), Massachusetts Department of Public Utilities and New Hampshire Public Utilities Commission. The DPUC has engaged two outside consulting firms to begin an audit of the NU system's nuclear operations. The results of that review are likely to affect the eventual DPUC review of the prudence of nuclear-related costs. While it is too early to estimate the total amount of replacement power and other costs that will result from the Millstone outages, or what the results of any prudence reviews will be, management believes that there is a significant exposure to non-recovery of a material amount of the total costs.

     On March 7, 1996, the NRC requested information information within 30 days regarding the plans and schedule for ensuring that the future operation of Connecticut Yankee Atomic Power Company's ("CY") 582-MW pressurized water reactor, which is currently operational, will be conducted in accordance with the Applicable Requirements. CY is owned in part by CL&P (34.5%), WMECO (9.5%) and PSNH (5.02%). Unlike Millstone 1, 2 and 3, the NRC letter concerning CY does not currently require that the requested information be submitted prior to restarting the unit, were it to shut down. However, management cannot predict at this time what actions, if any, the NRC may take following submittal of the Company's response for CY. The Company expects to file its response with the NRC no later that April 8, 1996.

     For further information, see NU's, CL&P's, WMECO's and PSNH's 1995 Form
10-K.











                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
                           ---------------------------------------
                                          Registrant




Date  April 5, 1996         By   /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer